UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 4, 2015
Date of Report (Date of Earliest Event Reported)

The Chemours Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware, 19899
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4 and August 5, 2015, the Compensation Committee of the Board of Directors and the Board of Directors of The Chemours Company (the “Company”) reviewed the equity compensation of our named executive officers. Following this review, the Company’s named executive officers were awarded performance-based restricted stock units (“RSUs”) to recognize the ongoing efforts required by the new executive team to achieve successful execution of the strategic plan and to further link the compensation of these executives to the value created for shareholders. The vesting of these performance-based RSUs is tied to the achievement of a $160 million cost reduction hurdle that must be achieved by December 31, 2016. If the cost reduction performance hurdle is satisfied by December 31, 2016, the awards will cliff vest three years from the date of grant provided the recipient is still an employee of the Company. If the performance hurdle is not achieved, the awards will be forfeited.

The following table shows a summary of the terms of the performance-based RSUs awarded to the Company’s named executive officers:

Name	Position	Grant Date	Performance- based RSUs	Value
Mark P. Vergnano	President and Chief Executive Officer	August 5, 2015	105,597	$1,000,000
Mark E. Newman	Senior Vice President and Chief Financial Officer	August 4, 2015	60,181	$600,000
E. Bryan Snell	President—Titanium Technologies	August 4, 2015	40,120	$400,000
Elizabeth Albright	Senior Vice President—Human Resources	August 4, 2015	25,075	$250,000
Thierry F.J. Vanlancker	President—Fluoroproducts	August 4, 2015	20,060	$200,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and Chief Financial Officer
Date:	August 10, 2015